Exhibit 99.2

MTY FOOD GROUP INC. TO ACQUIRE BBQ HOLDINGS, INC. FOR $17.25 PER SHARE

MONTREAL, August 9th, 2022 - MTY Food Group Inc. (“MTY” or the “Company”) (TSX:MTY) and BBQ Holdings, Inc. (“BBQ Holdings”) (NASDAQ:BBQ) today announced they have entered into a definitive merger agreement (the “Merger Agreement”) under which MTY would acquire all of the issued and outstanding common shares of BBQ Holdings for cash consideration of US$17.25 per BBQ Holdings share representing total transaction value of approximately US$200 million (C$257 million) (the “Transaction”), including BBQ Holdings’ net debt. The terms and conditions of the Merger Agreement were unanimously approved by the Boards of Directors of both companies. The Transaction is subject to customary closing conditions including receipt of applicable regulatory approvals. Upon completion of the Transaction, BBQ Holdings will become a subsidiary of MTY and the shares of BBQ Holdings will be de-listed from NASDAQ.

BBQ Holdings is a franchisor and operator of casual and fast casual dining restaurants across 37 states in the U.S., Canada, and United Arab Emirates. Its flagship restaurant brands operate under the “Famous Dave’s”, “Village Inn”, “Barrio Queen”, and “Granite City”, banners. As of August 9, 2022, BBQ Holdings operates over 200 franchised and over 100 corporate-owned restaurants. For the 2022 fiscal year ending January 1, 2023, and as publicly disclosed by BBQ Holdings, the company is expected to generate twelve-month run-rate system sales and cash EBITDA between US$685M to US$725M and US$25.5M and US$27.5M, respectively.

MTY is a leading franchisor in the North American restaurant industry. As of May 31, 2022, its network had 6,660 locations in operation, 99% of which are franchised. The Company established its presence in the U.S. with the acquisition of Kahala Brands in July 2016 and has since continued to grow its footprint in the country through new restaurant openings and acquisitions. With this Transaction, MTY will add leading restaurant brands to its network which will reach a total of approximately 7,000 locations, including over 3,900 in the United States.

“This transaction represents another key acquisition for MTY as we further scale and enhance our existing U.S. portfolio through the addition of nine unique brands. The transaction combines highly complementary businesses, including BBQ Holdings’ exciting casual and fast casual brands. BBQ Holdings’ restaurants are well established within each of their respective markets with a strong network of franchise partners, well-run corporate owned locations, and a best-in-class management team. We are excited about the prospects of adding BBQ Holdings’ brands to the MTY family and we look forward to welcoming Jeff Crivello and his team and their franchise partners,” commented Eric Lefebvre, Chief Executive Officer of MTY.

Jeff Crivello, Chief Executive Officer of BBQ Holdings, commented “We are thrilled to partner with MTY and its talented team of restaurant operators. Over the past four years we have significantly grown revenue and our restaurant portfolio while building a world-class team of entrepreneurs. We look forward to continuing the execution of our three pillars of growth, which we believe align very closely with MTY’s vision. With more than 80 brands, MTY brings vast buying power and a team of industry leaders who will provide additional support to our franchise partners. As our founder Dave Anderson says, we strive to deliver famous experiences with our ‘yes is the answer, what’s the question’ hospitality.”

Transaction Highlights

•	Adds well-established quality brands to MTY’s portfolio of restaurants

•	9 new restaurant brands adding to MTY’s portfolio

•	System sales expected to exceed C$4.8B in aggregate following the Transaction based on BBQ Holdings projected sales representing an increase of 23% compared to MTY’s current levels

•	Further expands MTY’s geographic footprint in the United States

•	Broadens MTY’s U.S. footprint with over 3,900 locations in the country, representing an increase of 9% in locations

•	MTY’s system sales from the U.S. expected to increase from 58% to 66% of total system sales post Transaction

•	Diversifies MTY’s restaurant concepts with greater exposure to casual dining and fast casual dining concepts

•	Casual dining and fast casual dining concepts expected to increase from 29% of current MTY system sales to 43% of MTY’s total pro forma system sales at transaction close

•	BBQ Holdings’ brands bring a complementary restaurant concept mix while reducing the level of seasonality of the business

•	Highly talented management and employee base

•	Seasoned management team with a strong operational track record and history of successful M&A

•	Supported by a well-established organizational structure and experienced employee base

•	Expected to be immediately accretive to MTY’s free cash flow per share

•	The Transaction represents a 7.5x multiple of BBQ Holdings’ mid-point FY2022E run-rate cash EBITDA guidance of US$26.5M

Transaction Financing

The Transaction is not subject to any financing condition and the consideration will be 100% funded in cash. MTY will use its cash on hand and its existing credit facility to fund the cash consideration and to repay BBQ Holding’s net debt outstanding as of the close of the Transaction.

MTY’s pro forma Net Debt / EBITDA (excluding leases) expected to stand at approximately 2.4x upon closing, which remains within a comfortable zone offering good flexibility should more opportunities surface in the near future.

Transaction Details

Under the terms of the Merger Agreement, a subsidiary of MTY will commence a tender offer to purchase all of the outstanding shares of BBQ Holdings common stock for US$17.25 per share in cash. The tender offer is subject to customary conditions, including antitrust clearance and the tender of a majority of the outstanding shares of BBQ Holdings common stock. Following successful completion of the tender offer, MTY would acquire all remaining shares not tendered in the offer through a merger at the same price as in the tender offer.

The Transaction is expected to close by Q4, 2022. There is no assurance the Transaction will be completed as described above or at all, or that the anticipated closing date will materialize. Following the close of the Transaction, the shares of BBQ Holdings will be de-listed from NASDAQ, BBQ Holdings will become a privately held subsidiary of MTY, and its restaurants will continue to be operated as independent brands.

Transaction Approvals & Support

The Transaction has been unanimously approved by the board of directors of MTY and has the unanimous support of the BBQ Holdings board of directors. Certain key shareholders of BBQ Holdings have signed support agreements in favor of the Merger Agreement, representing in aggregate approximately 37% of the shares currently outstanding. The consummation of the Transaction is conditioned upon, among other things, the tender of at least 50% of BBQ Holdings fully-diluted shares of common stock and receipt of applicable regulatory approvals.

Financial and Legal Advisors

National Bank Financial Inc. is acting as sole financial advisor to MTY and Morrison & Foerster LLP is acting as its legal advisor. Kroll, LLC is acting as financial advisor to BBQ Holdings and Dentons Sirote PC and Lathrop GPM LLP are acting as its legal advisors.

Notice to Investors

The tender offer described in this press release has not yet commenced. This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of BBQ Holdings. At the time the tender offer is commenced, Grill Merger Sub, Inc., a Minnesota corporation (“Merger Sub”) and wholly owned subsidiary of MTY Franchising USA, Inc., a wholly owned subsidiary of MTY, will file a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and BBQ Holdings will file a solicitation/recommendation statement with respect to the tender offer. Investors and stockholders of BBQ Holdings are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that Merger Sub files with the SEC will be made available to all stockholders of BBQ Holdings free of charge from the information agent for the tender offer. The solicitation/recommendation statement and the other documents filed by BBQ Holdings with the SEC will be made available to all stockholders of BBQ Holdings free of charge at https://ir.bbqholdco.com.

Further information regarding the Transaction will be contained in the Merger Agreement, copies of the Agreement will be available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

All dollar values herein presented in Canadian dollars unless otherwise indicated. US dollar values converted to Canadian dollars at 1.29.

Non-IFRS Measures

This news release makes reference to certain non-IFRS measures. These measures are not recognized measures under IFRS, do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of the MTY or BBQ Holdings results of operations from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of MTY or BBQ Holdings financial information reported under IFRS. [MTY or BBQ Holdings use non-IFRS measures including “System Sales” and “EBITDA” to provide investors with supplemental measures of its operating performance and thus highlight trends in its core business that may not otherwise be apparent when relying solely on IFRS financial measures. MTY and BBQ Holdings also believe that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of issuers. MTY or BBQ Holdings management also uses non-IFRS measures in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets, and to determine components of management compensation.

“System Sales” represents the net sales received from restaurant guests at both corporate and franchise restaurants including take-out and delivery customer orders. System Sales includes sales from both established restaurants as well as new restaurants. MTY and BBQ Holdings management believes System Sales provides meaningful information to investors regarding the size of MTY’s and BBQ Holdings restaurant networks, the total market share of their brands and the overall financial performance of their brands and restaurant owner bases, which ultimately impacts MTY and BBQ Holdings consolidated financial performance.

“EBITDA” is defined as net earnings (loss) from continuing operations before net interest expense and other financing charges, losses (gains) on derivative, income taxes, depreciation of property, plant and equipment, amortization of intangible assets, and impairment of assets, net of reversals.]

Forward Looking Information

Certain information in this news release constitutes “forward-looking” information that involves known and unknown risks and uncertainties future expectations and other factors which may cause the actual results, performance or achievements of MTY, BBQ Holdings or the combined company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. All statements other than statements of historical facts included in this news release may constitute forward looking statements within the meaning of Canadian securities legislation and regulation. In particular, this news release contains statements that may constitute forward looking statements within the meaning of Canadian securities legislation and regulation regarding, without limitation, the completion of the Transaction, the potential closing date of the Transaction and the potential impact of the Transaction on the combined entity’s future operations, the suitability of the Transaction for MTY and BBQ Holdings; the effect of the Transaction on BBQ Holdings stakeholders; the expected EBITDA, revenue, system sales and potential growth of the combined entity; potential future acquisition opportunities. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “anticipate”, “estimate”, “may”, “will”, “expect”, “believe”, “plan” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. These forward-looking statements are not facts or guarantees of future performance, but only reflections of estimates and expectations of MTY’s and BBQ Holdings management and involve a number of risks, uncertainties, and assumptions.

The forward-looking information contained in this news release reflects MTY’s and BBQ Holdings current expectations and assumptions regarding future events and operating performance and speaks only as of the date of this news release. These expectations and assumptions include, but are not limited to: the currency exchange rates used to derive Canadian dollar expectations; market acceptance of the Transaction; the satisfactory fulfilment of all of the conditions precedent to the Transaction; the receipt of all required approvals and consents including any regulatory approvals; future results of BBQ Holdings business and operations meeting or exceeding historical results; the success of the integration of BBQ Holdings operations and management team with MTY’s operations and business; and market acceptance of potential future acquisitions by MTY. While these assumptions and expectations are considered reasonable, a number of factors could cause the actual results, level of activity, performance or achievements to be materially different from the expectations and assumptions of MTY and BBQ Holdings, including those discussed in MTY’s and BBQ Holdings public filings available at www.sedar.com and www.sec.gov and in particular for MTY, in its most recent annual information form under “Risk Factors” and in its management’s discussion and analysis for its fiscal year ended November 30, 2021 under “Risk and Uncertainties”.

Risks and uncertainties inherent in the nature of the Transaction include without limitation the failure to receive all required approvals and consents including any regulatory approvals or to otherwise fulfill all of the conditions precedent to the Transaction, in a timely manner, or at all; significant transaction costs or unknown liabilities; failure to realize the expected benefits of the Transaction; and general economic conditions. Failure to receive all required approvals and consents including regulatory, Toronto Stock Exchange, shareholder and any other approvals or to otherwise fulfill all of the conditions precedent to the Transaction may result in the Transaction not being completed on the proposed terms, or at all. There can be no assurance that the anticipated strategic benefits and operational, competitive and cost synergies resulting from the Transaction will be realized. In addition, if the Transaction is not completed, and BBQ Holdings continues as an independent entity, there are risks that the announcement of the Transaction and the dedication of substantial resources of BBQ Holdings to the completion of the Transaction could have an impact on BBQ Holdings business and strategic relationships, operating results and businesses generally, and could have a material adverse effect on the current and future operations, financial condition and prospects of BBQ Holdings. Furthermore, the failure of BBQ Holdings to comply with the terms of the Agreement may, in certain circumstances, result in BBQ Holdings being required to pay a fee to MTY, the result of which could have a material adverse effect on BBQ Holdings financial position and results of operations and its ability to fund growth prospects and current operations.

Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement. Except as required by law, neither of MTY or BBQ Holdings assumes no obligation to update or revise forward-looking information to reflect new events or circumstances. The purpose of the forward-looking information contained in this new release is to, inter alia, provide a potential financial outlook of the combined entity and this information may not be appropriate for other purposes. All such forward-looking statements are made pursuant to the “safe harbor” provisions of applicable securities laws

About MTY Food Group

MTY Group franchises and operates quick-service and casual dining restaurants under approximately 80 different banners in Canada, the United States and internationally. Based in Montreal, MTY is a family whose heart beats to the rhythm of its brands, the very soul of its multibranded strategy. For over 40 years, it has been increasing its presence by delivering new concepts in quick-service restaurants and making acquisitions and strategic alliances that have allowed it to reach new heights year after year. By combining new trends with operational know-how, the brands forming the MTY Group now touch the lives of millions of people every year. With 6,660 locations in operation, the many flavours of the MTY Group have the key to responding to the different tastes and needs of consumers today and tomorrow.

For more information about MTY or the Transaction, please contact Eric Lefebvre, Chief Executive Officer at 1-514-336-8885 or by email at ir@mtygroup.com or visit our website, https://mtygroup.com or SEDAR’s website at www.sedar.com under the Company’s name.

About BBQ Holdings

BBQ Holdings, Inc. (NASDAQ: BBQ) is an international restaurant company engaged in the business of franchising, and operating casual and fast casual dining restaurants. As of August 9, 2022, BBQ Holdings has multiple brands with over 100 company-owned locations and over 200 franchised locations, including ghost kitchens operating out of the kitchen of another restaurant location or shared kitchen space. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. Along with a wide variety of BBQ favorites, BBQ Holdings also operates Granite City Food and Brewery restaurants which offer award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine. Village Inn and Bakers Square add a legendary family dining element to BBQ Holdings specializing in breakfast and pies. Tahoe Joe’s is known for their steaks and chops cooked over an open wood pellet broiler. Recently acquired Barrio Queen adds an authentic Mexican cuisine, and the Famous Craft Concepts brands add bar-centric restaurants to further diversify the portfolio.

For more information about BBQ Holdings or the Transaction, please contact InvestorRelations@bbq-holdings.com or visit our website, https://ir.bbqholdco.com/ or the SEC website at www.sec.gov under the BBQ Holdings name.